EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 30, 2001 included in Friedman, Billings, Ramsey Group, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Form S-8 Registration Statement.


                             /s/ Arthur Andersen LLP

Vienna, Virginia
June 25, 2001